Exhibit 4.19.3
PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED.
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE LIKELY TO CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.
REDACTED MATERIAL IS MARKED WITH [***].
January 6, 2022
Aelis Farma
146 rue Leo Saignat Institut Francoise Magendie
33000 Bordeux, France
Re:    License Agreement by and among Indivior UK Limited ("Indivior UK") and Aelis Farma ("Aelis"), dated June 3, 2021 (the "License Agreement") and that certain Letter Agreement regarding an Irrevocable Subscription Agreement and Irrevocable Lock-Up Commitment, dated January 6, 2022 (the "Subscription Agreement").
Dear Mr. Piazza:
This letter agreement is to memorialize certain agreements between Indivior UK and Aelis.
Pursuant to Section 3.2.1(d) of the License Agreement, Indivior UK has decided that certain studies approved by the JSC as set forth on Schedule A attached hereto should be performed during the License Option Period, as such term is defined in the License Agreement (the "Development Nonclinical and CMC Studies"). Pursuant to Section 3.2.1(d) of the License Agreement, the reasonable and documented costs of these studies shall be refunded by Indivior to Aelis on a full cost basis.
Indivior UK has agreed to participate in the private placement described in the Subscription Agreement with a total subscription amount set forth therein.
Aelis agrees that if the fund raise described in the Subscription Agreement occurs, then notwithstanding the terms of the License Agreement and Section 3.2.1(d), Indivior UK shall not be required to refund the reasonable and document costs of these studies and instead Aelis shall be responsible for the costs and expenses of the these Development Nonclinical and CMC studies up to the amount set forth in Schedule A, with any further costs to be subject to the approval and review of the JSC pursuant to the terms of the License Agreement.
It is hereby agreed that, as a matter of evidence agreement (convention de preuve), this letter is signed electronically in accordance with the European and French Laws in force, in particular Regulation (EU) No 910/2014 of the European Parliament and of the Council dated 23 July 2014 and Articles 1366 et seq. of the French Civil Code. For this purpose, it is agreed to use the online platform DocuSign (www.docusign.com). It is further agreed (i) that the electronic signature which it attaches to this document has the same legal value as its handwritten signature and (ii) that the technical means implemented in the context of this signature confer a definite date (date certaine) to this document.

It is acknowledged and accepted that the signature process used to electronically sign this document enables the parties to have a copy of this document on a durable medium or to have access to it, in accordance with Article 1375 paragraph 4 of the French Civil Code.
Please indicate your agreement by executing below.
Sincerely,

INDIVIOR UK LIMITED

By:	/s/ Gilles Picard
Name:	Gilles Picard
Title:	Head of EUCAN Operations
Agreed to this date of January 6, 2022 by:

AELIS PHARMA

By:	/s/ Pier Vincenzo Piazza
Name:	Pier Vicenzo Piazza
Title:	Chief Executive Officer

SCHEDULE A

Studies and budgets approved by the JSC and internal Indivior team			Budget	Date JSC Approval
Non Clinical Development	[***]	[***]	$[***]	[***]
		[***]	$[***]	[***]
	[***]	[***]	$[***]	[***]
	[***]	[***]	$[***]	[***]
		[***]	$[***]	[***]
		[***]	$[***]	[***]
		[***]	$[***]	[***]
Clinical Development	[***]	[***]	$[***]	[***]
		[***]	$[***]	[***]
	[***]	[***]	$[***]	[***]
		[***]	$[***]	[***]
TOTAL			$[***]

CMC activities approved by the JSC and internal Indivior team		Adjusted Budget	Date JSC Approval
CMC	[***]	$[***]	[***]
	[***]	$[***]	[***]
TOTAL CMC COSTS		$[***]

GRAND TOTAL COSTS	$[***]

January 6, 2022
To:
AELIS FARMA
Institut Frangois Magendie
146 rue Leo Saignat, 33000 Bordeaux
(the “Company”)
Bryan Garnier & Co. Ltd
16 Old Queen Street,
London SW1H 9HP,
United Kingdom
Bryan Garnier Securities
26 avenue des Champs Elysees,
75008 Paris
France
ODDO BHF SCA,
12 boulevard de la Madeleine,
75440 Paris Cedex 09
France
Re: Subscription and Lock-Up Agreement
Dear Sirs,
We, Indivior UK Limited, a private limited company organized under the laws of the United Kingdom, whose registered office is located at The Chapleo Building Henry Boot Way, Priory Park, Hull, United Kingdom, HU4 7DY, registered with the Companies house under number 07183451, understand that Aelis Farma, a societe par actions organized under the laws of France, whose registered office is located at Institut Francois Magendie, 146 rue Leo Saignat, 33000 Bordeaux, France, registered with the Registre du Commerce et des Societes of Bordeaux under number 797 707 627, intends, subject to market conditions and the approval by the AMF of the Prospectus (as such terms are defined below), to offer newly issued ordinary shares of the Company on a non pre-emptive basis (the “New Shares”) in the context of the admission of the New Shares and of all the existing ordinary shares of the Company (together with the New Shares, the “Shares”) to listing and trading on the regulated market of Euronext in Paris (the “Admission”, and together with the Offering (as defined below), the “IPO”).
We also understand and acknowledge that:
–The offering of Shares of the Company (the “Offered Shares”) is expected to be made through (i) an offering to retail investors in France pursuant to a public offering (the “French Public Offering”), (ii) a private placement to selected investors outside the United States, Canada, Australia and Japan in offshore transactions as defined in accordance with, and in reliance on, Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (the “Reg S Tranche”), and (iii) a private placement in the United States to a limited number of qualified institutional buyers (“QIBs”) as defined in Rule 144A (“Rule 144A”) under the Securities Act pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act or another exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (the “US Tranche”, and together with the Reg S Tranche, the “International Private Placement” and, together with the French Public Offering, the “Offering”). The Offered Shares have not been and will not be registered under the Securities Act.
–The Company has appointed Bryan Garnier & Co, Ltd., Bryan Garnier Securities and Oddo BHF SCA as joint global coordinators and joint bookrunners for the Offering (together, the “Managers”.
–Based on the current indicative timetable, the French Public Offering is expected to take place from February 2 to February 14, 2022 at 18.00 and the International Private Placement is expected to take place from February 2 to February 15, 2022 at noon (Paris time) (the “Offering Period”).

–The initial proposed Offering price per Offered Share for both the French Public Offering and the International Private Placement, as indicated in the Offering Documents, is to be freely set by the Company’s Board of Directors pursuant to applicable Euronext Paris and French offering and listing rules for open price offers (Offre a prix ouvert) within a maximum range between minus 15% to plus 15% around the midpoint of the range (the “Offering Price Range”).
–The final Offer Price per Offered Share (the “Final Offer Price”) is to be freely determined within the Offering Price Range by the Company’s Board of directors on the final day of the Offering Period (as defined below), in consultation with the Managers, following, and on the basis of, the International Private Placement bookbuilding process as undertaken under standard professional market practices.
–In accordance with French corporate law, the issuance of the New Shares shall only be realized (and accordingly the listing of the Company’s shares shall only take place), if, as a result of the Offering, a minimum of 75% of the IPO capital increase is being subscribed by investors at a Final Offer Price at least equal to the lower point of the Offering Price Range.
–The Final Offering Price in the International Private Placement and the French Public Offering will be identical.
–The final number of Offered Shares and the Final Offer Price of the Offered Shares will be decided by the Company’s board of directors (the “Board of Directors”) on the final day of the Offering Period based on the outcome of a standard market practice bookbuilding process and will be published on the same date by means of an ad hoc press release through an electronic dissemination system across the entire European Economic Area and on the Company’s website (www.aelisfarma.com).
–Based on the current indicative timetable, the Offered Shares are currently expected to be delivered through the book-entry facilities of Euroclear France S.A. against payment on February 17, 2022 and the first day of trading of all the existing shares of the Company and the New Shares is expected to occur on February 18, 2022.
–The terms and conditions of the Offering will be set out (i) in connection with the French Public Offering, in a prospectus drafted in French, to be approved by the French Financial Markets Authority (the “AMF”) hereinafter the “Prospectus”, as such Prospectus may be amended or supplemented and including any documents incorporated by reference therein, as the case may be, and (ii) in connection with the Reg S Tranche, an offering memorandum drafted in English and containing an English language translation of relevant sections of the Prospectus (the “Preliminary International Offering Memorandum”) and (iii) in connection with the US Tranche, an English language Private Placement Memorandum prepared by the Company (the “Preliminary US PPM”), in the case of each of (ii) and (iii), as will be amended or supplemented respectively by a final international offering memorandum (the “Final International Offering Memorandum”) and a final US PPM (the “Final US PPM”), including the pricing of the New Shares and certain amendments to, respectively, the Preliminary International Offering Memorandum and the Preliminary US PPM (each of the Prospectus, the Final International Offering Memorandum and the Final US PPM being collectively referred to, together with any press release on the Offering - including relating to the price (the “Offering Price”) - as the “Offering Documents”, and each individually an “Offering Document”).
–As of the date hereof, the issued share capital of the Company amounts to 3996,98 euros, divided into 399.680 ordinary shares, each having a nominal value of 0.01 euro; it is expected that the general shareholders meeting of the Company expected to take place on January 11, 2022 shall decide that the share capital of the Company will be increased to 38,371.01 euros and that the nominal value of the shares of the Company will be subsequently divided by 24 resulting in 9,592,752 shares, each having a nominal value of 0,004 euros. Subject to any exercise of outstanding warrants of the Company prior to the Offering, the number of shares of the Company, and as a result the share capital of the Company, may be higher than such number and amount.

Based on the foregoing, we undertake, represent and agree to the following:
1.    IRREVOCABLE SUBSCRIPTION AGREEMENT
(a)    Subject to (i) the terms of this letter, and (ii) the approval by the AMF of the Prospectus, and publication of the price range, we irrevocably and unconditionally undertake to the Company and the Managers to place a subscription order in the context of the Offering for (i) an aggregate amount in euro equal to USD 11 million, as calculated on the basis of the Federal Reserve Bank of New York noon buying rate for euro/USD exchange rate two days prior to the date the Board of Directors shall determine the Offering Price Range (the “Subscription Amount”), to be paid exclusively in cash (the “Subscription Agreement”) and (ii) for the number of Offered Shares (rounded down to the nearest whole number) corresponding to the Subscription Amount, for a price per Offered Share within the Offering Price Range to be freely determined by the Board of the Company, which shall be the same price paid by all investors in the Offering.
(b)    We acknowledge and understand that our order pursuant to the Subscription Agreement should in principle be fulfilled in full but may be reduced based on, among other things, market demand, in accordance with market practice allocation by the Managers (including notably if market demand is significantly higher than the number of Offered Shares).
(c)    The payment of our Subscription Amount shall be made in accordance with § 100 of Schedule 1.
(d)    Notwithstanding any other provision of this letter, we will rely on, and base our investment decision solely on, the information contained in (i) the Preliminary International Offering Memorandum made available to us after the opening date of the Offering book-building and (ii) the Final International Offering Memorandum.
(e)    We understand that the information to be contained in the Preliminary International Offering Memorandum and the Final International Offering Memorandum restores the equal access to sensitive and confidential information pertaining to the Company between the current shareholders of the Company and the public or third party institutional investors, as applicable.
2.    IRREVOCABLE LOCK-UP COMMITMENT
(a)    We unconditionally and irrevocably undertake, agree and covenant to the Managers, not to, directly or indirectly, except with the prior written agreement of the Managers, during the period beginning from the date hereof and continuing to and including the date which is 365 calendar days after the settlement-delivery date of the IPO, in relation to the totality of the Offered Shares to be subscribed by Indivior in the IPO (the “Indivior Offered Shares”) pursuant to the Subscription Agreement (the “Lock Up Period”):
A.    offer, lend, mortgage, assign, charge, pledge, sell, contract to sell or sell any option or contract to purchase, purchase any option or contract to sell or grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the Indivior Offered Shares, or any interest in such Indivior Offered Shares;
B.    enter into any derivative or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Indivior Offered Shares; and
C.    publicly announce such an intention to effect any transaction mentioned in the two paragraphs above.
provided however, that (i) this will not prevent Indivior accepting, or voting in favour of, an offer made to all investors in the Company by way of public tender offer or equivalent structure and (ii) these restrictions shall not prevent us to transfer shares of the Company between controlled (within the meaning of Article L. 233-3 of the French Commercial Code) entities or companies of the Indivior group, provided that the acquirer shall continue to be bound by the foregoing restrictions for the remainder of the Lock-Up Period (the “Lock-Up Commitment”).
3.    DURATION
In the event that the Admission does not occur by March 31, 2022 at the latest, the provisions of this letter (notably including the Subscription Agreement and the Lock-Up Commitment provisions), other than in Article 5.5 below, shall automatically lapse. No other termination shall be permitted.

4.    REPRESENTATIONS
We agree, acknowledge, represent, warrant and undertake to the Company and each Manager that, on the date hereof and the date of our subscription for Offered Shares:
(a)    We have the requisite power and authority to enter into and to perform this letter. This letter and any act, agreement and any other document to be executed by us in accordance with this letter constitute or will, when executed, constitute our binding obligations in accordance with their terms. No consent, approval, authorisation, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by us in connection with the execution and delivery of this letter by us or the performance of our obligations under this letter.
(b)    We agree that irreparable damage may occur if any provision of this letter were not performed in accordance with the terms hereof and that each Manager shall be entitled to an injunction or injunctions to prevent breaches of the undertakings contained in this letter or to enforce specifically the performance of the terms and provisions hereof in any court, in addition to any other remedy to which it is entitled at law or in equity.
(c)    The representations, warranties and undertakings contained in Schedule 1 are true and correct.
(d)    Any authorized signatory purchasing the Offered Shares on our behalf per the Subscription Agreement shall furthermore be deemed to represent and warrant that (i) such person has the power, capacity and authority to represent such purchasing entity and to make and subscribe to each of the representations, warranties and undertakings on behalf of such purchasing entity contained in Schedule 1, and (ii) each of the representations, warranties and undertakings contained in Schedule 1 is true and correct as regards such purchasing entity, and such purchasing entity is bound by all such representations, warranties and undertakings.
(e)    The Company and the Managers will rely upon the truth and accuracy of the representations, warranties and undertakings set forth in this letter, and we agree to notify the Company which will notify each Manager as soon as practicable in writing if any of the representations, warranties or undertakings contained in this letter cease to be accurate and complete or become misleading on or before the closing date of the Offering.
5.    MISCELLANEOUS
5.1    Partial Invalidity – Interpretation
(a)    The preamble of this letter forms a full part of this letter.
(b)    If, at any time, any provision of this letter is or becomes illegal, invalid or unenforceable in any respect under any applicable laws of any relevant jurisdiction, neither the legality, validity or enforceability of the remaining provisions will in any way be affected or impaired.
(c)    The titles of the Articles in this letter are for convenience only and shall not be taken into account in the interpretation of this letter.
5.2    Third Party Stipulation
This letter is enforceable by any Manager and their respective affiliates (as defined in Rule 501 of Regulation D under the Securities Act (the “Affiliates”)) as a third party stipulation (stipulation pour autrui). The Managers and each of their respective Affiliates are entitled to rely and will rely upon the truth and accuracy of the representations, warranties, agreements and acknowledgements contained in this letter, and have the benefit of the provisions of this letter as if they were a party.
5.3    Amendments
Changes and amendments made to the provisions of this letter shall only be made in writing in a document signed by us and the Company and with the prior written consent of the Managers.

5.4    Waiver
If the Company or the Managers do not exercise a right hereunder, none of them shall be deemed to have waived their right and their respective capacity to exercise their right shall not be affected in any way.
5.5    Confidentiality – Publicity
(a)    We undertake to treat as confidential and not disclose to a third party this letter, the provisions of this letter, the transactions consummated pursuant to this letter and any confidential information concerning any of the Company or the Managers that may come into our possession, without the prior written consent of such person.
(b)    Notwithstanding the preceding paragraph, we may disclose or use any such confidential information to the extent that:
(i)    such disclosure or use is authorized by this letter;
(ii)    such disclosure or use is required by any law or any governmental authority;
(iii)    such disclosure or use is necessary to defend our interests in connection with any judicial or administrative proceedings; or
(iv)    the relevant confidential information becomes publicly available, other than by a breach of a confidentiality undertaking on our part, provided that, prior to such disclosure or use, we shall promptly notify the Company and each Manager, to the extent legally permitted.
(c)    Notwithstanding the preceding paragraphs, we agree that the existence of this letter, its terms and conditions (including the Subscription Agreement and the Lock-Up Commitment) may be disclosed (i) in the context of the IPO, to the AMF and to the public, including the Registration Document (and any translation thereof), the Offering Documents, the press releases (including in the intention to float press release that will be published following the approval by the AMF of the Registration Document) and in any other document relating to the IPO and, more generally (ii) by the Company and each Manager following its execution, including if required by applicable laws or regulations or any competent regulator.
(d)    If the undertakings of this letter terminate pursuant to Article 3 above, this Article 5.5 shall remain in full force and effect for a period of one (1) year after such termination.
5.5    Entire Agreement
(a)    This letter, its forewords, its schedule and exhibit, and any documents referred to therein, shall constitute our whole undertaking with respect to the purpose of this letter.
(b)    This letter replaces and cancels all previous undertaking or agreement between the Company and us relating specifically to such purpose.
5.6    Electronic Signature
(a)    It is hereby agreed that, as a matter of evidence agreement (convention de preuve), this letter is signed electronically in accordance with the European and French Laws in force, in particular Regulation (EU) No. 910/2014 of the European Parliament and of the Council dated 23 July 2014 and Articles 1366 et seq of the French Civil Code. For this purpose, it is agreed to use the online platform DocuSign (www.docusign com). It is further agreed (i) that the electronic signature which it attaches to this document has the same legal value as its handwritten signature and (ii) that the technical means implemented in the context of this signature confer a definite date (date certaine) to this document.
(b)    It is acknowledged and accepted that the signature process used to electronically sign this document enables the parties to have a copy of this document on a durable medium or to have access to it, in accordance with Article 1375 paragraph 4 of the French Civil Code.

5.7    Applicable Law – Disputes
(a)    This letter shall be governed in all respects, including as to validity, interpretation and effect, by the laws of France, without giving effect to its principles of conflict of laws.
(b)    All disputes arising out of or in connection with this letter shall be submitted to the exclusive jurisdiction of the commercial court of Paris (Tribunal de commerce de Pans).
*               *               *
Executed on January 6, 2022, in London by:

INDIVIOR UK LIMITED

/s/ Gilles Picard
Represented by Mr. Gilles Picard, Head of EUCAN operations
Accepted on January 6, 2022, in Bordeaux by:

AELIS FARMA SAS

/s/ Pier Vincenzo Piazza
Represented by Mr. Pier Vincenzo Piazza, President

Accepted in relation to the Lock-Up Commitment on January 6, 2022, in Paris by:

/s/ Olivier Garnier
Bryan Garnier & Co. Ltd
Represented by Olivier Garnier

/s/ Gregoire Gillingham
Bryan Garnier Securities
Represented by Gregoire Gillingham

/s/ Nicolas Delage
ODDO BHF SCA
Represented by Nicolas Delage

SCHEDULE 1
Representations, Warranties and Undertakings
We hereby agree, acknowledge, represent, warrant and undertake as follows:
1.    None of Aelis Farma and the Managers or any of their respective Affiliates and then and their respective Affiliates’ officers, directors, employees, advisors, agents, representatives, or associates makes any representations or gives any warranty or undertaking that the Offering will be launched or completed (within any particular time period or at all) or will be under any liability whatsoever to us in the event that the Offering is not launched or completed for any reason.
2.    Each Manager is acting on behalf of the Company and no one else in connection with the Offering. They will not regard any other person as their client in relation to the Offering and will not be responsible to anyone other than the Company for providing the protections afforded to their respective clients nor for providing advice in relation to the Offering or the contents of any Offering Document. Our subscription and acquisition of Offered Shares is not deemed to constitute a client relation between us and any of the Managers or any of their respective Affiliates.
3.    None of the Managers or any of their respective Affiliates or any of their respective officers, directors, employees, advisors, agents, representatives or associates accepts any responsibility or liability whatsoever for, or makes any representation, warranty or undertaking, express or implied, as to the truth, accuracy, completeness or fairness of the information or opinions in any Offering Document (or whether any information has been omitted from any Offering Document) or any other information relating to the Company or its Affiliates, whether written, oral or in a visual or electronic form, and howsoever transmitted or made available or for any loss howsoever arising from any use of any Offering Document or their contents or otherwise arising in connection therewith and/oi our participation in the Offering. Accordingly, each of the Managers and then respective Affiliates disclaims, to the fullest extent permitted by applicable law, all and any liability, whether arising in tort or contract or that they might otherwise be found to have in respect of any Offering Document, any such statement and/or our participation in the Offering.
4.    We have not relied on and are not and will not be entitled to rely on any investigation that any of the Managers or their respective Affiliates or any person acting on them or their Affiliates behalf may have conducted with respect to the Shares or the Company.
5.    We have conducted our own investigation and made our own investment decision regarding our investment in the Shares based on our own judgement, knowledge, due diligence and analysis with respect to the Shares and the Company and have satisfied ourselves concerning the relevant financial, intellectual property and other considerations relevant to our undertakings in this letter and our investment in the Shares.
6.    We have available to us, and have reviewed, all information that we believe is necessary or appropriate in connection with our investment in the Shares.
7.    We have had the opportunity to ask management of the Company questions while making our investment decision and received answers fully satisfactory to us from representatives of the Company.
8.    We have sufficient knowledge, sophistication and experience in financial and business matters to be capable of evaluating the merits and risks of an investment decision in the Company by subscribing for the Shares, and we are able to bear the economic risk, have adequate means of providing for our current and contingent needs, have no need for liquidity with respect to our investment in the Shares, and are able to withstand a complete loss of an investment in the Shares.
9.    We agree that the Offering Price Range will be freely determined by the Company, and that the and the Final Offer Price will be freely determined (within the Offer Price Range) by the Company following consultations with the Managers, and on the basis of a bookbuilding process undertaken under standard professional market practices.
10.    We agree to have our order corresponding to the Subscription Amount of the Indivior Investment being entered by the Managers in the order book of the International Private Placement maintained by the Managers, and to transfer the cash corresponding to the Subscription Amount at the latest five business days before the settlement date of the Offering (the “Settlement Date”) on an account opened by us with one of the Managers. Arrangements shall be made by us, with the assistance of the Managers, reasonably prior to the launch of the IPO (including in relation to KYC requirements) in order for the cash transfer of the Subscription Amount to be made on the Settlement Date as described below.
Payment of the aggregate subscription price for the Offered Shares will be made in accordance with French delivery versus payment settlement procedures.
On the Settlement Date, simultaneously against receipt by the Company of a certificat du depositaire des fonds conforming to Article L 225-146 of the French Code de commerce from the financial institution appointed by the Company to act as centralizing bank in relation to the IPO (which name and details will be provided to us prior to the Prospectus approval by the AMF) confirming receipt of payment of the aggregate amount of the Subscription Amount for the Offered Shares, the centralizing bank shall credit the number of shares subscribed and purchased by us in a securities account opened in each of the books of the custodians for the Managers. The shares subscribed pursuant to this letter will be subsequently delivered to us by the relevant Manager to the account specified by us against payment by us of the aggregate subscription price of such shares .The centralizing bank will then deliver the subscription monies to the Company.
We and the Company acknowledge that the intermediation of the settlement and delivery process of the Offered Shares in connection with the settlement as described herein is undertaken by the Managers (i) solely in their capacity as agent of the Company and not as principal and (ii) to facilitate the settlement of the subscription of the Offered Shares and delivery of the Offered Shares as provided herein. In no event shall the Managers have any liability or obligation in respect of any failure on the part of the Company or the subscribers to perform their respective obligations.
11.    The Company and the Managers may enter into agreements similar to the letter entered into with us with one or more investors as part of the Offering.
12.    We are purchasing the Offered Shares in the context of the Offering pursuant to the terms of the Offering Documents.
13.    We are not an Affiliate of the Company, and are not acting on behalf of an Affiliate of the Company.
14.    We are purchasing the Offered Shares solely for our account, for investment purposes.
15.    We acknowledge that the Offered Shares are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and that the Shares have not been and will not be registered under the Securities Act or with any state or other jurisdiction of the United States. We agree and acknowledge that we are purchasing the Shares in an “offshore transaction” as defined in Rule 902 of the Securities Act, in reliance on Regulation S of the Securities Act.
16.    We are knowledgeable of, or have been independently advised as to the applicable securities laws of the securities regulatory authorities (the "Authorities") having application in the jurisdiction in which we are resident (the "International Jurisdiction") which would apply to the acquisition by us of the Shares, if any.
17.    Neither we nor any of our Affiliates and our and their respective directors, officers, agents or, to the best of our knowledge, employees, affiliates or other persons acting on its behalf, (i) is a person, or is owned or controlled by a person that is, designated in the most current version of the Specially Designated Nationals and Blocked Persons List or the List of Foreign Financial Institutions Subject to Part 561, which are both maintained by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or any applicable prohibited party list maintained by any U.S. government agency, French government agency, the European Union, or Her Majesty’s Treasury, (ii) has been or is currently subject to, and the aggregate Offering Price has not been or will not be directly or indirectly derived, obtained, received, taken, acquired or gained from sources prohibited under, any sanctions programs administered by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any French government agency, or (iii) is located or registered or is a resident in a country subject to these sanctions.
18.    (i) Our operations are, and have been conducted at all times, in compliance with applicable financial record keeping and reporting requirements of the anti-money laundering laws and regulations of the European Union, United States, United Kingdom and France, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), in each case to the extent applicable to our activities, (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving us with respect to Money Laundering Laws is pending or, to our knowledge, threatened, and (iii) neither us nor any of our Affiliates and our and their respective directors or officers, nor, to the best of our knowledge after due enquiry, our and their respective agents, employees, affiliates, representatives, or any person associated with or acting on behalf, of any of them has caused us to be in violation of any law, directive, national statute or administrative regulation relating to money-laundering, unlawful financial activities or unlawful use or appropriation of corporate funds.
19.    We undertake not to, directly or indirectly, take any steps or measures that (i) aim to influence or manipulate the market price of the Company’s Shares and (ii) constitute a market manipulation under section 12 of regulation (EU) no 596/2014 of the European parliament and of the council of 16 April 2014 on market abuse;
20.    We have full power and authority to make the representations, warranties, agreements and acknowledgements made herein.